UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 13, 2011

FluoroPharma Medical, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-151381	20-8325616
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

500 Boylston Street, Suite 1600
Boston, MA	02116
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (617) 482-2333x122

(Former name or former address, if changed since last report)

Copies to:
Marc J. Ross, Esq.
Marcelle S. Balcombe, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 3.02 Unregistered Sales of Equity Securities.

On December 13, 2011 and December 15, 2011, FluoroPharma Medical, Inc. (“FPI”) accepted subscriptions for the sale and issuance of an aggregate of 1,216,868 shares of its common stock, par value $.001 per share and a warrant to purchase 425,904 shares of its common stock from accredited investors in a private placement at a price of $0.83 per share for aggregate gross proceeds of $1,010,000.  The warrants are exercisable at an exercise price of $1.33.

The Company relied upon an exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended and Rule 506 of Regulation D and/or Regulation S promulgated under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 19, 2011	FluoroPharma Medical, Inc. By: /s/ Johan M. (Thijs) Spoor Johan M. (Thijs) Spoor CEO, President and CFO